Exhibit 10.9

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into this 26th day of June, 2012, but effective as of May 27, 2012 (the “Closing Date”), by and between SILICON VALLEY BANK (“Bank”) and SPLUNK INC., a Delaware corporation (“Borrower”).

RECITALS

A.                                    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 29, 2009 (as the same has been amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank amend the Loan Agreement to (i) waive the reporting requirements set forth in Section 6.2(b), (c) and (d) for the month ended February 29, 2012 (the “February Reporting Requirements”), (ii) extend the Revolving Line Maturity Date, (iii) revise the definition of Prime Rate, (iv) to amend the definition of Permitted Liens to permit Liens granted in favor of Legacy Campus, LP, the landlord for Borrower’s location in Plano, Texas (the “Plano Landlord’s Lien”) and to waive any default or Event of Default related thereto, and (v) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.                                    Although Bank is under no obligation to do so, Bank is willing to waive the February Reporting Requirements, extend the Revolving Line Maturity Date, revise the definition of Prime Rate, amend the definition of Permitted Liens, and amend certain provisions of the Loan Agreement, all on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.                                      Waiver of February Reporting Requirements.  Bank hereby (i) waives the February Reporting Requirements and (ii) waives any default or Event of Default that may have arisen prior to the date of this Amendment as a result of the existence of the Plano Landlord’s Lien.  Bank’s agreement to waive the February Reporting Requirements and the Plano Landlord’s Lien shall in no way obligate Bank to make any other modifications to the Loan Agreement or to waive Borrower’s compliance with any other terms of the Loan Documents, and shall not limit or impair Bank’s right to demand strict performance of all other terms and covenants as of any date.  The waiver set forth above shall not be deemed or otherwise construed to constitute a waiver of any other provisions of the Loan Agreement in connection with any other transaction.

3.                                      Operating Accounts.  The Bank hereby waives the requirements set forth in Section 6.8(b) of the Loan Agreement for the Borrower to obtain Control Agreements with respect to bank accounts kept at financial institutions other than the Bank.

4.                                      Amendments to Loan Agreement.  The following amendments to the Loan Agreement are hereby effective as of the Closing Date:

4.1                               Payment of Interest on the Credit Extensions.  Section 2.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a)                                  Interest

(i)                                     Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(e) below.

4.2                               Grant of Security Interest.  Section 4.1 of the Loan Agreement is hereby amended by adding the following immediately after the first paragraph as follows:

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations and Bank Services obligations that are fully cash collateralized as set forth in this Section 4.1) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower.  In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any.  In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to 105% of the Dollar Equivalent (or 110% if the Dollar Equivalent is denominated in Foreign Currency) of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.3                               Financial Statements, Reports, Certificates.  Sections 6.2(b), (c) and (d) of the Loan Agreement are amended by deleting each in its entirety and replacing them with the following:

(b)                                 within thirty (30) days after the end of each quarter, (A) quarterly accounts receivable agings, aged by invoice date, (B) quarterly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) quarterly reconciliations of accounts receivable agings (aged by invoice date), transaction reports and general ledger; and (D) a Deferred Revenue report, in form acceptable to Bank;

(c)                                  as soon as available, but no later than thirty (30) days after the last day of each quarter, a company prepared consolidated balance sheet, income statement and cash flow statement, covering Borrower’s consolidated operations for such quarter certified by a Responsible Officer and in a form acceptable to Bank (the “Quarterly Financial Statements”) (it being understood that the foregoing requirement shall be satisfied by the delivery by Borrower to Bank of Borrower’s Quarterly Report on Form 10-Q for such quarter);

(d)                                 within thirty (30) days after the last day of each quarter and together with the Quarterly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such quarter, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such quarter there were no held checks;

4.4                               Operating Accounts.  Section 6.8(a) of the Loan Agreement is amended in its entirety and replaced with the following:

(a)                                  Maintain its primary domestic banking services and cash accounts with Bank and Bank’s Affiliates.

4.5                               Financial Covenants.  Sections 6.9(a) and (b) of the Loan Agreement are hereby amended and restated in their entirety as follows:

(a) Adjusted Quick Ratio.  Commencing with the calendar quarter ending March 31, 2012 and tested as of the last day of each calendar quarter thereafter, Borrower shall maintain an Adjusted Quick Ratio of at least 1.25 to 1.00.

(b)                                 EBITDA.  Borrower’s EBITDA, for the immediately preceding two (2) quarters, shall not be less than the following amounts at the following times:

Two Quarters Ending	Minimum EBITDA
April 30, 2012	$1.00

4.6                               Survival.  Section 12.9 of the Loan Agreement is hereby amended and restated in its entirety as follows:

12.9 Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations, any other obligations which, by their terms, are to survive the termination of this Agreement, and Bank Services obligations that are fully cash collateralized as set forth in Section 4.1) have been paid in full and satisfied.  Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements. The obligation of Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

4.7                               Definitions.

(a)                                  The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate,  any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Prime Rate” is the “prime rate” of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition newspaper.  In the event The Wall Street Journal or such rate is no longer published or available, Bank shall select a comparable rate.

“Revolving Line Maturity Date” is August 29, 2012.

(b)                                 The definition of “Permitted Liens” is hereby amended by adding a new clause (l) immediately after clause (j) as follows:

(j)                                     landlord’s Liens arising in the ordinary course of business and granted to Legacy Campus, LP, as landlord, pursuant to the Lease Agreement dated October 24, 2008 by and between Legacy Campus, LP and Borrower.

(c)                                  The following term and its definition is hereby added in alphabetical order to Section 13.1 of the Loan Agreement as follows:

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

4.8                               Compliance Certificate.  Exhibit B of the Loan Agreement is replaced in its entirety with Exhibit B attached hereto.  From and after the date of this Amendment, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit B attached hereto.

5.                                      Limitation of Waiver and Amendments.

5.1                               The waiver and amendments set forth in Sections 2, 3 and 4 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

5.2                               This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.                                      Representations and Warranties.  To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

6.1                               Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2                               Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

6.3                               The organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4                               The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

6.5                               The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6                               The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

6.7                               This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.                                      Prior Agreement.  The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect.  This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8.                                      Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.                                      Effectiveness.  This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto, and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Agreement for which Bank has provided Borrower an invoice on or prior to the Closing Date.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Tom Smith
Name: Tom Smith
Title: Managing Director

BORROWER

SPLUNK INC.

By:	/s/ Godfrey Sullivan
Name: Godfrey Sullivan
Title: CEO

[Signature Page to Third Amendment to Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	DATE:
FROM:	SPLUNK INC.

The undersigned authorized officer of Splunk Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Quarterly financial statements with + CC	Quarterly within 30 days		Yes No
Annual financial statement (CPA Audited) + CC	FYE within 210 days		Yes No
A/R & A/P Agings & Deferred Revenue report	Quarterly with 30 days		Yes No
Transaction Report	Weekly	Advances outstanding and AQR < 1.50	Yes No
	Monthly Within 20 days	Advances outstanding and AQR > 1.50	Yes No
	Not Required	No Advances outstanding	Yes No
Board Projections	Within 30 days after FYE		Yes No
Field Exams	Twice annually or as conditions warrant		Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Quarterly Basis:
Adjusted Quick Ratio	1.25:1.00	1.00	Yes No

Maintain on a Quarterly Basis:
EBITDA
April 30, 2012	$1	$	Yes No

Streamline Analysis	Required	Actual	Streamline Eligible?

Adjusted Quick Ratio	1.50:1.00	:1.00	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

SPLUNK INC.		BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:
	Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:
Compliance Status: Yes No

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

FINANCIAL COVENANTS OF BORROWER

Dated:

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

I.                                         Adjusted Quick Ratio (Section 6.9(a)

Required under Section 6.9(a):	1.25:1.00
Required for Streamline Period:	1.50:1.00

Actual:

A.	Aggregate value of the unrestricted cash of Borrower and its Subsidiaries at Bank or Bank’s Affiliates	$
B.	Aggregate value of the Investments at Bank or Bank’s Affiliates	$
C.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$
D.	Quick Assets (the sum of lines A through C)	$
E.

Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness (excluding all Subordinated Debt) that matures within one (1) year

$
F.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$
G.	Line E minus line F	$
H.	Adjusted Quick Ratio (line D divided by line G)	:1.00

Is line H equal to or greater than 1.25:1:00?               Yes  ☐               No ☐

Is line H equal to or greater than 1.50:1.00?               Yes ☐                No ☐

II.                                     EBITDA (Section 6.9(b))

EBITDA (Section 6.9(b))

Required:                                             See chart below:

Quarter Ending	EBITDA
April 30, 2012	$1.00

Actual:

A.	Net Income of Borrower	$
B.	To the extent included in the determination of Net Income
	1. The provision for income taxes	$
	2. Depreciation expense	$
	3. Amortization expense	$
	4. Net Interest Expense	$
	5 All non-cash charges (including non-cash foreign exchange translation adjustment, non-cash stock compensation expenses, and non-cash warrant liability expenses)	$
	6. The sum of lines 1 through 5	$
C.	EBITDA (line A plus line B.6)

Is line C equal to or greater than the requirement set forth above for the applicable quarter ending?

 ☐ No, not in compliance                                ☐ Yes, in compliance